UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

ALSET EHOME INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 971-3940

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2021, Alset EHome International Inc., a Delaware corporation (the “Company”), borrowed S$7,395,472 Singapore Dollars (equal to approximately $5,557,371 U.S. Dollars) (referred to herein as the “Loan”) from the Company’s Chairman, Chief Executive Officer and major stockholder, Chan Heng Fai. The unpaid principal amount of the Loan shall be due and payable on May 14, 2022 and the Loan shall have no interest. In connection with the Loan, the Company issued a promissory note to Mr. Chan (the “Promissory Note”).

A copy of the Promissory Note is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above regarding the Loan and the issuance of the Promissory Note.

Item 8.01. Other Events.

On May 14, 2021, the Company used the proceeds of the Loan to exercise certain warrants held by the Company to purchase 154,072,333 shares of the Company’s majority-owned subsidiary, Alset International Limited.

On May 17, 2021, the Company paid S$37,894,063.20 Singapore Dollars (equal to approximately $28,475,719 U.S. Dollars) to exercise warrants to purchase 789,459,650 shares of Alset International Limited at an exercise price of S$.048 Singapore Dollars (equal to approximately $.036 U.S. Dollars) per share (such May 17, 2021 exercise, together with the May 14, 2021 exercise is referred to herein as the “Warrant Exercises”). The proceeds of the Warrant Exercises have been received by Alset International Limited.

Prior to these Warrant Exercises, the Company owned approximately 57.9% of Alset International Limited. Following the Warrant Exercises, the Company now owns approximately 71.4% of Alset International Limited.

Mr. Chan Heng Fai is both Chairman of the Board and the Chief Executive Officer of the Company and the Chairman and Chief Executive Officer of its subsidiary Alset International Limited, as well as a significant shareholder of both the Company and Alset International Limited. Mr. Chan owns 273,010,000 shares of Alset International Limited; following the Warrant Exercises, this represents approximately 9.3% of the outstanding shares of Alset International Limited. In addition, Mr. Chan holds options to purchase 1,061,333 shares of Alset International Limited.

Accordingly, Mr. Chan recused himself from any deliberation or vote regarding the Loan and Warrant Exercises to purchase shares of Alset International Limited. The Audit Committee of the Company’s Board of Directors reviewed, approved and determined that it is advisable and in the best interests of the Company to complete the Warrant Exercises as described above.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Number	Description

10.1	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Date: May 20, 2021	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer